Exhibit 99.1

News Release

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2017

Purion Platform Continues to Drive Strong Revenues, Operating Profit and Cash

BEVERLY, Mass. — Nov. 2, 2017—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the third quarter ended September 30, 2017.

The Company reported third quarter revenue of $104.5 million, compared to $102.8 million for the second quarter of 2017. Operating profit for the quarter was $13.8 million, compared to $12.5 million in the second quarter. Net income for the quarter was $11.8 million, or $0.35 per diluted share, compared to net income for the second quarter of 2017 of $13.9 million, or $0.42 per diluted share. Total cash was $120.7 million at September 30, 2017, compared to $115.4 million on June 30, 2017.

In 2017, the Company adopted Accounting Standard Update No. 2016-09 (ASU 2016-09), which addresses accounting for equity compensation expense and related tax effects. This accounting change has no impact on the Company’s operating results or cash flow, but can both positively and negatively impact net income and earnings per share. In the third quarter, this new standard decreased net income by $0.8 million and decreased diluted earnings per share by $0.03. In the second quarter, ASU 2016-09 increased net income by $2.8 million, and increased diluted earnings per share by $0.09. Excluding the effect of ASU 2016-09, net income for the third quarter would have been $12.7 million, or $0.38 per diluted share, in comparison to $11.1 million, or $0.33 per diluted share in the second quarter.

President and CEO Mary Puma commented, “Strength across all industry segments continues to drive strong demand for the Purion platform products, resulting in another quarter of robust financial performance. Our Purion H high current system is now in production at eight customers in 11 different fabs, and new Purion H penetrations in the fourth quarter will drive its adoption beyond this level. In addition, our customers in the mature foundry and logic segment made significant investments in Axcelis’ high energy implant systems, a testament to the success of the Purion VXE’s significant advantages in emerging image sensor applications. With greater visibility into the fourth quarter, we now estimate total 2017 revenues of above $400 million.”

Business Outlook

For the fourth quarter ending December 31, 2017, Axcelis expects revenues of approximately $107-112 million with gross margins of approximately 37-38%. Fourth quarter operating profit is forecasted to be approximately $14.0-15.5 million with earnings per diluted share of $0.37-41, prior to any tax effect of ASU 2016-09. Total cash for the quarter is expected to be around $130 million.

Third Quarter 2017 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss the Company’s results for the third quarter of 2017. The call will be available to interested listeners via an audio webcast on the Investors page of Axcelis’ website at www.axcelis.com, or by dialing 866.588.8911 (707.294.1561 outside North America).  Participants calling into the conference call will be required to provide the company name, Axcelis Technologies, and pass code: 96640544. Webcast replays will be available for 30 days following the call.

Use of Non-GAAP Financial Results

Adjusted net income and net income per diluted share excluding the effects of income tax benefits and provisions of ASU 2016-09 are non-GAAP financial measures. Since the Company is not a cash income tax payer in the US and ASU 2016-09 can have a significant impact on our reported net income, management will use adjusted net income and adjusted net income per diluted share to assist in our understanding of the Company’s operating and financial performance. The Company believes the presentation of these non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective.  The presentation of supplemental non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with GAAP.

Safe Harbor Statement

This press release and the conference call contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our expectations for the level of spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Revenue:
Product	$98,161	$59,302	$276,678	$180,336
Services	6,321	6,348	17,487	17,286
Total revenue	104,482	65,650	294,165	197,622
Cost of Revenue:
Product	58,056	36,360	162,542	111,262
Services	6,675	5,186	18,096	13,709
Total cost of revenue	64,731	41,546	180,638	124,971

Gross profit	39,751	24,104	113,527	72,651

Operating expenses:
Research and development	11,003	8,493	32,154	25,607
Sales and marketing	6,801	5,992	21,335	17,742
General and administrative	8,112	5,988	22,960	18,262
Restructuring charges	—	—	—	282
Total operating expenses	25,916	20,473	76,449	61,893

Income from operations	13,835	3,631	37,078	10,758

Other (expense) income:
Interest income	219	53	399	161
Interest expense	(1,337)	(1,342)	(3,784)	(3,727)
Other, net	138	(55)	—	(352)
Total other expense	(980)	(1,344)	(3,385)	(3,918)

Income before income taxes	12,855	2,287	33,693	6,840

Income tax provision (benefit)	1,014	136	(1,586)	(196)

Net income	$11,841	$2,151	$35,279	$7,036

Net income per share:
Basic	$0.38	$0.07	$1.15	$0.24
Diluted	$0.35	$0.07	$1.07	$0.23

Shares used in computing net income per share:
Basic weighted average common shares	31,274	29,221	30,550	29,118
Diluted weighted average common shares	33,524	31,037	33,048	30,760

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$113,889	$70,791
Accounts receivable, net	69,835	50,573
Inventories, net	123,441	113,853
Prepaid expenses and other assets	33,437	29,310
Property, plant and equipment, net	35,704	30,840
Restricted cash	6,799	6,864
Total assets	$383,105	$302,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$33,594	$24,996
Accrued compensation	15,829	5,142
Warranty	4,388	2,668
Income taxes	285	240
Deferred revenue	16,432	11,009
Sale leaseback obligation	47,704	47,586
Other liabilities	10,471	9,135
Total liabilities	128,703	100,776

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 75,000 shares authorized; 31,433 shares issued and outstanding at September 30, 2017; 29,518 shares issued and outstanding at December 31, 2016	31	30
Additional paid-in capital	550,058	535,408
Accumulated deficit	(296,425)	(331,704)
Accumulated other comprehensive income (loss)	738	(2,279)
Total stockholders’ equity	254,402	201,455
Total liabilities and stockholders’ equity	$383,105	$302,231